SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2013

DELANCO BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-52517	36-4519533
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Burlington Avenue,

Delanco, New Jersey, 08075

(Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2013, the Boards of Directors of Delanco Bancorp, Inc. (the “Mid-tier Holding Company”), Delanco MHC (the “MHC”) and Delanco Federal Savings Bank adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which Delanco Federal Savings Bank will reorganize from the mutual holding company form of organization to the stock holding company form of organization. The terms of the Plan provide for the sale of shares of a newly-formed holding company (the “Company”) to depositors and certain borrowers of Delanco Federal Savings Bank and other members of the public and for the exchange of shares of the Mid-tier Holding Company for shares of the Company.

The new New Jersey-chartered holding company will offer shares of its common stock for sale to Delanco Federal Savings Bank’s eligible account holders and certain borrowers and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of April 30, 2012.

The conversion and reorganization will be subject to the approval of the members of the MHC, the stockholders of the Mid-tier Holding Company, and the Board of Governors of the Federal Reserve System.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Plan of Conversion and Reorganization

99.1	Press release issued May 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.

Date: May 30, 2013	By:	/s/ James E. Igo
James E. Igo
Chairman, President and Chief Executive Officer

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